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                                                                    Exhibit 10.4

                          SUBORDINATED PROMISSORY NOTE


                                                              New York, New York
$9,786,114.35                                                  December 18, 1997


                  FOR VALUE RECEIVED, the undersigned, Grant Geophysical, Inc., a Delaware corporation (the "Maker"), promises to pay to the order of Elliott Associates L.P., a Delaware limited partnership, ("Payee"), the principal amount of NINE MILLION SEVEN HUNDRED EIGHTY-SIX THOUSAND ONE HUNDRED FOURTEEN DOLLARS AND THIRTY-FIVE CENTS ($9,786,114.35), together with interest (calculated on the basis of a year of 360 days and based upon the number of days actually elapsed) on the daily unpaid principal balance hereof from the date hereof at a rate per annum equal to 10.5% per annum. Interest shall accrue from the date hereof and the principal balance hereof and all accrued but unpaid interest thereon shall be due and payable on March 31, 1999. Maker shall have the right to prepay the principal amount of this Note, in whole or in part, at any time, without premium or penalty.

                  If any amount of principal or interest payable hereunder is not paid when due (whether at stated maturity, by acceleration or otherwise), the then entire outstanding principal balance hereof, together with all overdue interest, shall at the Payee's option (exercised then or thereafter) automatically and immediately accrue interest until such default is cured, payable on demand, at a rate per annum equal to the lesser of (i) 2% per annum above the interest rate otherwise in effect, or (ii) the maximum interest rate permitted under applicable law.

                  No delay or omission on the part of Payee in exercising any right or remedy hereunder or in connection herewith shall operate as a waiver of such right or remedy or of any other right or remedy hereunder or in connection herewith. Any waiver of Payee's rights or remedies hereunder or in connection herewith must be in writing and signed by Payee. A waiver on any one occasion shall not be construed as a bar to or waiver of any such right or remedy on a future occasion.

                  Maker represents that (i) it has legal power and right to execute and deliver this Note and to perform and observe the provisions of this Note; (ii) by executing and delivering this Note and by performing and observing the provisions of this Note, Maker will not violate any existing provision of its certificate of incorporation or bylaws or any applicable law or violate or otherwise become in default under any existing contract, including any agreements for borrowed money or otherwise evidencing or relating to any Indebtedness, or other obligation binding upon Maker; (iii) the officer or officers executing and delivering this Note on behalf of Maker have been duly authorized to do so; and (iv) this Note, when executed, is legally binding upon Maker in every respect. For purposes of this Note "Indebtedness" shall mean (i) all obligations to repay borrowed money, direct or indirect, incurred, assumed, or guaranteed, (ii) all obligations for the deferred purchase price of capital assets excluding trade payables, (iii) all obligations under conditional sales or other title retention agreements, and (iv) and all lease obligations which have




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been or should be capitalized on the books of any person, corporation, association, limited liability company, partnership, joint venture, or political entity or subdivision.

                  Maker shall be in default under this Note upon the occurrence of any of the following events of default ("Events of Default"):

                  (a) Maker shall fail to pay any principal of, or interest on, this Note when the same becomes due and payable; or

                  (b) any representation or warranty made by Maker (or any of its officers) under or in connection with this Note shall prove to have been incorrect in any material respect when made; or

                  (c) Maker shall fail to perform or observe any term, covenant or agreement contained in this Note on its part to be performed or observed; or

                  (d) Maker shall fail to pay any principal of or premium or interest on any Indebtedness which is outstanding in a principal amount of at least $1,000,000 (or its equivalent, if in any other currency) in the aggregate of Maker when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement, instrument or document relating to such Indebtedness; or any other event shall occur or condition shall exist under any agreement, instrument or document relating to any such Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement, instrument or document, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof; or

                  (e) Maker shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against Maker seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or Maker shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or

                  (f) any judgment or order for the payment of money in excess of $500,000 (or its equivalent, if in any other currency) shall be rendered against Maker and either (i) enforcement




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proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                  (g) Maker shall incur or suffer to exist any Indebtedness other than the Senior Debt (as defined below).

then, and in any such event, the Payee may, by notice to Maker, declare this Note, all interest thereon and all other amounts payable under this Note to be forthwith due and payable, whereupon this Note, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Maker; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to Maker of the nature referred to in clause (e) above, this Note, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by Maker.

                  By its acceptance of this Note, Payee agrees that the payment of the principal, interest and other sums due or to become due on this Note is hereby expressly subordinated in right of payment to the prior payment in full of any note which secures any loan or similar financing entered into by the Maker under or pursuant to agreements, instruments or documents entered into by Maker prior to the date hereof (the "Senior Debt").

                  This Note shall bind Maker and its successors and assigns, and the benefits hereof shall inure to the benefit of Payee and its successors and assigns. All references herein to the "Maker" and "Payee" shall be deemed to apply to the Maker and Payee, respectively, and to their respective successors and assigns.

                  Maker waives presentment, demand, notice, protest, and all other demands and notices in connection with delivery, acceptance, performance, default, or enforcement of this Note. Maker understands and agrees that this
Note is subject to and shall be governed by and according to the laws of the State of New York.

                  Maker hereby irrevocably and unconditionally (i) submits for itself and its property in any legal action or proceeding relating to this Note, or for recognition and enforcement of any judgment in respect therefor, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern or Eastern Districts of New York and appellate courts from any thereof; (ii) consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to Maker at its address specified herein or pursuant hereto; and (iv) agrees that nothing herein shall affect the right to effect service of process in




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any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

                  MAKER, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN PAYEE AND MAKER ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN MAKER AND PAYEE IN CONNECTION WITH THIS NOTE OR ANY OTHER AGREEMENT, INSTRUMENT OR DOCUMENT EXECUTED OR DELIVERED IN CONNECTION THEREWITH OR THE TRANSACTIONS RELATED THERETO.

                  IN WITNESS WHEREOF, Maker has duly executed and delivered this Note on the date first above written.

                                     MAKER:

                                     GRANT GEOPHYSICAL, INC.



                                     By:    /s/ Larry E. Lenig, Jr.
                                            ------------------------------------
                                     Name:  Larry E. Lenig, Jr.
                                     Title: President






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